                                                                    EXHIBIT 99.3

[FELCOR LODGING TRUST LETTERHEAD]

    FOR IMMEDIATE RELEASE:

                                               Contacts: Thomas J. Corcoran, Jr.
                                                                 President & CEO
                                                                  Randy Churchey
                                                     Senior Vice President & CFO
                                                            Monica L. Hildebrand
                                       Vice President/Director of Communications
                                                                  (972) 444-4900



                 FELCOR AND BRISTOL COMPLETE MERGER TRANSACTION

                   TRANSACTION CREATES $4.0 BILLION HOTEL REIT

         DALLAS, JULY 28, 1998 - FelCor Lodging Trust Incorporated (NYSE: FCH), formerly FelCor Suite Hotels, Inc., today announced completion of the merger of Bristol Hotel Company's real estate holdings with and into FelCor. The merger, which was initially announced on March 24, 1998, establishes FelCor Lodging Trust as the nation's largest non-paired share hotel real estate investment trust (REIT) and one of the country's premier lodging companies. FelCor will continue to trade under the ticker symbol FCH on the New York Stock Exchange.

         On July 27, 1998, the merger was approved by the shareholders of both FelCor and Bristol. The merger results in FelCor's acquisition of 109 Bristol hotels in return for 31.1 million shares of newly issued FelCor common stock. Based on the July 27, 1998 closing stock prices, the transaction is valued at approximately $1.7 billion, including the assumption of approximately $700 million in debt. With the completion of this transaction, FelCor's market capitalization will be approximately $4 billion and the REIT will own approximately 195 hotels with nearly 50,000 rooms and suites.

         The Bristol hotels add more than 28,000 rooms to the FelCor portfolio. The average Bristol hotel has 266 keys and more than 8,000 square feet of meeting space. Based on the current FelCor stock price, the Bristol hotels price per key is approximately $59,000. Eighty-seven of the newly acquired Bristol hotels are either all-suite upscale, upscale full service or traditional full-service hotels. FelCor is the largest owner of Embassy Suites(R) hotels. As a result of the merger, FelCor is the owner of the largest number of Crowne Plaza(R) and Holiday Inn(R) hotels.

                                   -more-

    FelCor and Bristol Complete Merger
    July 28, 1998
    Page 2


          The merger establishes significant brand owner/manager relationships for FelCor with Bass plc and its subsidiary Bass Hotels & Resorts, which acquired approximately 13% of FelCor's common stock in the merger. FelCor also establishes a strategic relationship with Bristol Hotels & Resorts (NYSE:BH), the new hotel operating company spun off from Bristol prior to its merger into FelCor, which leases and operates the hotels acquired by FelCor in the merger. Following the merger with Bristol, FelCor will continue Bristol's repositioning and redevelopment program, under which the redevelopment of 39 hotels was recently completed, and pursuant to which 43 hotels are currently in the process of redevelopment or are expected to be completed in 1999. FelCor also expands its potential acquisition pool through its new alliance with Bass Hotels & Resorts, which operates or franchises more than 2,600 hotels and 450,000 guestrooms in more than 90 countries and territories. As a result of the merger, FelCor also diversifies its portfolio both geographically and by asset class, adding hotels in many key markets and broadening its portfolio in the upscale and traditional full-service hotel segments. FelCor's hotel portfolio is concentrated in the upscale and traditional full-service segments with over 93% of revenues derived from the hotels in those segments.

          Bristol Hotels & Resorts, as the successor to Bristol's hotel operating business and as the lessee of the Bristol hotels acquired by FelCor, will remain a leading franchisee in Bass Hotels & Resorts' $1.5 billion modernization program. By the year 2000, FelCor expects to complete the investment, commenced by Bristol in 1997, of approximately $400 million (of which approximately $200 million remains to be spent) in the redevelopment of Crowne Plaza and Holiday Inn hotels owned by FelCor and leased to Bristol Hotels & Resorts.

          Concurrently with the completion of the merger, Richard North, Financial Director of Bass p1c; Robert Lutz, Chairman and CEO of Amresco, Inc.; and Donald J. McNamara, Chairman of The Hampstead Group, each of whom had been a director of Bristol, became FelCor directors, bringing the number of directors on it's board to 10.

          "This merger transaction creates new strategic alliances for FelCor with Bristol Hotels & Resorts and with Bass Hotels & Resorts and is a natural extension of our original business plan of aligning ourselves with top brands and strong management/operating teams while primarily acquiring hotels at below their replacement cost and repositioning and/or rebranding them for strong internal growth," said Thomas J. Corcoran, Jr., President and CEO of FelCor.

          FelCor Lodging Trust Incorporated is the largest non-paired share hotel REIT. The company is the largest owner of Promus-branded hotels (NYSE:PRH). Since its initial public offering in 1994, the company's portfolio has grown to 195 hotels with nearly 50,000 rooms and suites. The company maintains strategic relationships with key hotel brand owners/management companies. These include Promus Hotel Corporation, Bristol Hotels and Resorts, Bass Hotels & Resorts and Starwood Hotels & Resorts. The company's hotels are operated under a number of the nation's leading hotel brands, including the Embassy Suites, Doubletree Guest Suites(R), Doubletree(R), Sheraton Suites(R), Sheraton(R), Crowne Plaza, Holiday Inn and Hilton Suites(R) brands.

     With the exception of historical information, the matters discussed in this news release include "forward looking statements" within the meaning of the federal securities law and are qualified by cautionary statements contained herein and in FelCor's filings with the Securities and Exchange Commission.

                                      ###

    FelCor and Bristol Complete Merger
    July 28, 1998.
    Page 3

                           SUMMARY FACT SHEET
      (Statistics are pro forma for all hotels owned at December 31, 1997)

                              Bristol         FelCor          Combined
                           ------------    ------------    --------------
Owned Hotels                        109              86               195
Rooms                            28,718          21,164            49,882
Current Equity
Market Capitalization      $1.0 Billion    $1.5 Billion    $  2.5 Billion
Debt                       $0.7 Billion    $0.8 Billion    $  1.5 Billion
Current Total Market
Capitalization             $1.7 Billion    $2.3 Billion    $  4.0 Billion
1997 Occupancy                     72.2%           73.2%             72.7%
1997 ADR                   $      74.47    $     112.44    $        89.34
1997 RevPAR                $      53.77    $      82.33    $        64.95
1997 RevPAR Growth                  7.5%            8.8%              8.3%
1997 Hotel Acquisitions    $773 Million    $700 Million    $1.473 Billion
Shares (Diluted)                   46.3            44.6            76.3(1)

    (1) Reflects an exchange ratio of 0.685 FelCor shares for each Bristol share.

    FelCor and Bristol Complete Merger
    July 28, 1998
    Page 4

    PORTFOLIO INFORMATION

                                   FelCor               Bristol               Combined
    Brand                     Hotels    Rooms      Hotel      Rooms      Hotels      Rooms
    -----                     ------    ------     ------     -----      ------     ------
All-Suite Upscale
Embassy Suites                   58     14,332          0          0         58     14,332
Doubletree Guest Suites          14      2,713          0          0         14      2,713
Sheraton Suites                   4        984          0          0          4        984
Hilton Suites                     1        174          0          0          1        174
Crowne Plaza Suites               0          0          1        295          1        295
Homewood Suites                   0          0          1        108          1        108
Bristol House                     0          0          1        127          1        127
 Sub-total                       77     18,203          3        530         80     18,733

Upscale Full Service
Crowne Plaza                      0          0         19      6,814         19      6,814
Doubletree Hotel                  3        704          0          0          3        704
Harvey Hotel                      0          0          4      1,262          4      1,262
Sheraton                          5      1,956          0          0          5      1,956
Hilton                            1        301          0          0          1        301
 Sub-total                        9      2,961         23      8,076         32     11,037

Traditional Full Service
Holiday Inn                       0          0         47     12,939         47     12,939
Holiday Inn Select                0          0          6      2,145          6      2,145
Ramada                            0          0          1        220          1        220
Days Inn                          0          0          1        157          1        157
Courtyard by Marriott             0          0          2        420          2        420
Holiday Inn & Suites              0          0          2        509          2        509
Sheraton Four Points              0          0          1        187          1        187
Independent                       0          0          1        181          1        181
 Sub-total                        0          0         61     16,758         61     16,758

Limited Service
Holiday Inn Express               0          0          8      1,113          8      1,113
Fairfield Inn                     0          0          5        931          5        931
Hampton Inn                       0          0          9      1,310          9      1,310
 Sub-total                        0          0         22      3,354         22      3,354
TOTAL                            86     21,164        109     28,718        195     49,882